RenaissanceRe Reports $495.0 Million of Net Income Available to Common Shareholders and $650.8 Million of Operating Income Available to Common Shareholders in Q2 2024.
•Annualized return on average common equity of 21.4% and annualized operating return on average common equity of 28.2%.
•Gross premiums written grew by $773.9 million, or 29.2%, from Q2 2023. Property grew by $350.5 million, or 25.0%, and Casualty and Specialty grew by $423.4 million, or 33.9%.
•Combined ratio of 81.1% and adjusted combined ratio of 78.6%.
•Fee income of $84.1 million; up 48.3% from Q2 2023.
•Net investment income of $410.8 million; up 40.4% from Q2 2023.
•Repurchased $108.5 million of common shares in the second quarter and an additional $61.2 million of common shares from July 1, 2024 through July 22, 2024.

Pembroke, Bermuda, July 24, 2024 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the second quarter of 2024.

Net Income Available to Common Shareholders per Diluted Common Share: $9.41 Operating Income Available to Common Shareholders per Diluted Common Share: $12.41
Underwriting Income $479.3M	Fee Income $84.1M	Net Investment Income $410.8M
Change in Book Value per Common Share: 5.2% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends: 7.1%
Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share, Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends, Adjusted Combined Ratio, Property Adjusted Combined Ratio and Casualty and Specialty Adjusted Combined Ratio are non-GAAP financial measures; see “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We delivered another excellent quarter driven by strong underlying performance from each of our Three Drivers of Profit – underwriting, investment and fee income. The Validus transaction continues to accrete significant value to our shareholders by delivering substantial growth in both premium and invested assets in one of the most favorable business environments in our history. Going forward, our consistent strategy and strong execution will enable our excellent performance to persist and allow us to grow shareholder value at an industry-leading pace.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended June 30,
(in thousands, except per share amounts and percentages)	2024	2023
Gross premiums written	$3,425,495	$2,651,621
Net premiums written	2,838,511	2,195,803
Net premiums earned	2,541,315	1,785,262
Underwriting income (loss)	479,336	351,015
Combined ratio	81.1%	80.3%
Adjusted combined ratio (1)	78.6%	80.1%

Net Income (Loss)
Available (attributable) to common shareholders	495,046	191,025
Available (attributable) to common shareholders per diluted common share	$9.41	$4.09
Return on average common equity - annualized	21.4%	13.5%

Operating Income (Loss) (1)
Available (attributable) to common shareholders	650,846	411,453
Available (attributable) to common shareholders per diluted common share	$12.41	$8.88
Operating return on average common equity - annualized (1)	28.2%	29.1%

Book Value per Share
Book value per common share	$179.87	$129.98
Quarterly change in book value per share (2)	5.2%	11.6%
Quarterly change in book value per common share plus change in accumulated dividends (2)	5.5%	12.0%

Tangible Book Value per Share (1)
Tangible book value per common share plus accumulated dividends (1)	$186.52	$149.48
Quarterly change in tangible book value per common share plus change in accumulated dividends (1) (2)	7.1%	13.8%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
(2)Represents the percentage change in value during the periods presented.

Acquisition of Validus
On November 1, 2023, the Company completed its acquisition (the “Validus Acquisition”) of Validus Holdings, Ltd. (“Validus Holdings”), Validus Specialty, LLC (“Validus Specialty”) and the renewal rights, records and customer relationships of the assumed treaty reinsurance business of Talbot Underwriting Limited from subsidiaries of American International Group, Inc. Validus Holdings, Validus Specialty, and their respective subsidiaries collectively are referred to herein as “Validus.”
The results of operations and financial condition include Validus since November 1, 2023. The results of operations for the three and six months ended June 30, 2024 compared to the three and six months ended June 30, 2023, should be viewed in that context. In addition, the results of operations for three and six months ended June 30, 2024 may not be reflective of the ongoing business of the combined entities.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Combined ratio of 53.9%; increase in gross premiums written of 25.0%

Property Segment
	Three months ended June 30,		Q/Q Change
(in thousands, except percentages)	2024	2023
Gross premiums written	$1,753,098	$1,402,606	25.0%
Net premiums written	1,358,660	1,144,655	18.7%
Net premiums earned	980,834	758,686	29.3%
Underwriting income (loss)	451,710	281,010

Underwriting Ratios
Net claims and claim expense ratio - current accident year	36.5%	41.3%	(4.8)	pts
Net claims and claim expense ratio - prior accident years	(8.6)%	(4.1)%	(4.5)	pts
Net claims and claim expense ratio - calendar year	27.9%	37.2%	(9.3)	pts
Underwriting expense ratio	26.0%	25.8%	0.2	pts
Combined ratio	53.9%	63.0%	(9.1)	pts
Adjusted combined ratio (1)	51.7%	62.8%	(11.1)	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written increased by $350.5 million, or 25.0%, driven by:
–a $262.8 million increase in catastrophe, driven by the renewal of business acquired in the Validus Acquisition, in conjunction with the retention of legacy lines, primarily at the June 1, 2024 renewal.
–a $87.7 million increase in other property, reflecting the renewal of business acquired in the Validus Acquisition and organic growth, in both catastrophe and non-catastrophe exposed business.
•Net premiums written increased by $214.0 million, or 18.7%, driven by the increase in gross premiums written discussed above, partially offset by an increase in ceded premiums written as part of the Company’s gross-to-net strategy.
•Combined ratio improved by 9.1 percentage points, and adjusted combined ratio, which removes the impact of acquisition related purchase accounting adjustments, improved by 11.1 percentage points, each primarily due to growth in net premiums earned, a lower level of current accident year net losses, and higher prior year favorable development.
•Net claims and claim expense ratio - current accident year improved by 4.8 percentage points, due to a lower impact from large loss events as compared to Q2 2023. The Q2 2024 Large Loss Events added 9.6 percentage points to the catastrophe class of business and 5.5 percentage points to the other property class of business.

•Net claims and claim expense ratio - prior accident years reflects net favorable development in the second quarter of 2024, primarily driven by better than expected loss emergence from large catastrophe events across the 2017 to 2023 accident years.
•Underwriting expense ratio increased 0.2 percentage points, primarily due to:
–a 0.6 percentage point increase in the acquisition expense ratio, driven by the increase in acquisition expenses from purchase accounting adjustments primarily related to the Validus Acquisition, which added 1.8 percentage points to the acquisition expense ratio in the second quarter of 2024, partially offset by changes in the mix of business as a result of the continued relative growth in catastrophe, which has a lower acquisition expense ratio than other property; partially offset by
–a 0.4 percentage point decrease in the operating expense ratio primarily due to higher net premiums earned.
Underwriting Results - Casualty and Specialty Segment: Combined ratio of 98.2% and adjusted combined ratio of 95.6%; increase in gross premiums written of 33.9%

Casualty and Specialty Segment
	Three months ended June 30,		Q/Q Change
(in thousands, except percentages)	2024	2023
Gross premiums written	$1,672,397	$1,249,015	33.9%
Net premiums written	1,479,851	1,051,148	40.8%
Net premiums earned	1,560,481	1,026,576	52.0%
Underwriting income (loss)	27,626	70,005

Underwriting Ratios
Net claims and claim expense ratio - current accident year	67.9%	63.3%	4.6	pts
Net claims and claim expense ratio - prior accident years	(1.5)%	(0.1)%	(1.4)	pts
Net claims and claim expense ratio - calendar year	66.4%	63.2%	3.2	pts
Underwriting expense ratio	31.8%	30.0%	1.8	pts
Combined ratio	98.2%	93.2%	5.0	pts
Adjusted combined ratio (1)	95.6%	92.9%	2.7	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written increased by $423.4 million, or 33.9%, primarily driven by:
–the renewal of business acquired in the Validus Acquisition, principally in the general casualty and other specialty classes of business, which grew by $255.4 million and $247.8 million, respectively, compared to the second quarter of 2023; and
–organic growth of legacy lines, particularly within other specialty class of business; partially offset by
–a decrease in the professional liability class of business of $94.2 million, driven by changes in premium estimates in the second quarter of 2024 for business underwritten in prior years.
•Net premiums written increased 40.8%, consistent with the drivers discussed for gross premiums written above, in addition to an overall reduction in our retrocessional purchases.

•Combined ratio increased by 5.0 percentage points, and adjusted combined ratio, which removes the impact of acquisition related purchase accounting adjustments, increased by 2.7 percentage points, each primarily due to the increase in the net claims and claim expense ratio - current accident year.
•Net claims and claim expense ratio - current accident year increased by 4.6 percentage points, driven by higher losses in the quarter.
•Net claims and claim expense ratio - prior accident years reflects net favorable development driven by reported losses generally coming in lower than expected on attritional net claims and claim expenses from the other specialty and credit classes of business.
•Underwriting expense ratio increased 1.8 percentage points, driven by a 1.7 percentage point increase in the acquisition expense ratio primarily due to the impact of the purchase accounting adjustments relating to the Validus Acquisition.

Fee Income: $84.1 million of fee income, up 48.3% from Q2 2023; increase in both management and performance fees

Fee Income
	Three months ended June 30,		Q/Q Change
(in thousands)	2024	2023
Total management fee income	$55,327	$43,439	$11,888
Total performance fee income (loss) (1)	28,750	13,242	15,508
Total fee income	$84,077	$56,681	$27,396
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income increased $11.9 million, reflecting growth in the Company’s joint ventures and managed funds, specifically DaVinciRe Holdings Ltd. (“DaVinci”), and Fontana Holdings L.P. (“Fontana”), as well as the addition of fees earned by AlphaCat Managers Ltd., which was acquired as part of the Validus Acquisition.
•Performance fee income increased $15.5 million, driven by improved underwriting results and prior year favorable development, primarily in DaVinci and certain structured reinsurance products.

Investment Results: Total investment result of $283.3 million; net investment income growth of 40.4%

Investment Results
	Three months ended June 30,		Q/Q Change
(in thousands, except percentages)	2024	2023
Net investment income	$410,845	$292,662	$118,183
Net realized and unrealized gains (losses) on investments	(127,584)	(222,781)	95,197
Total investment result	$283,261	$69,881	$213,380
Net investment income return - annualized	5.7%	5.3%	0.4	pts
Total investment return - annualized	4.1%	1.6%	2.5	pts

•Net investment income increased $118.2 million, due to a combination of higher average invested assets, primarily resulting from the Validus Acquisition, and higher yielding assets in the fixed maturity and short term portfolios.
•Net realized and unrealized losses on investments decreased by $95.2 million, principally driven by:
–lower net realized and unrealized losses on fixed maturity investments trading of $123.3 million, primarily due to generally lower increases in interest rates in the current period as compared to the prior period;
–an increase in net realized and unrealized gains on investment-related derivatives of $75.4 million, primarily as a result of a lower impact from the interest rate movements noted above on interest rate futures, and lower losses on credit default swaps; partially offset by
–an increase in net realized and unrealized losses on catastrophe bonds of $72.3 million, reflective of changes in risk spreads in the wider catastrophe bond market.
•Total investments were $30.5 billion at June 30, 2024 (December 31, 2023 - $29.2 billion). The weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 6.0% and 2.8 years, respectively (December 31, 2023 - 5.8% and 2.6 years, respectively).

Other Items of Note
•Net income attributable to redeemable noncontrolling interests of $224.7 million was primarily driven by:
–strong underwriting results in DaVinci and Vermeer Reinsurance Ltd.; and
–strong net investment income driven by higher average invested assets and higher yielding assets within the investment portfolios of the Company’s joint ventures and managed funds.
•Raised partner capital of $84.5 million in the second quarter of 2024, primarily in Upsilon RFO Ltd.
•Returned partner capital of $340.8 million during the second quarter of 2024, including $182.0 million from Medici Funds Ltd. following strong earnings over the last few quarters, resulting in investors rebalancing their position, and $75.0 million from Upsilon Diversified Fund, as a result of the release of collateral associated with prior years’ contracts.
•Share Repurchases of 485.1 thousand common shares at an aggregate cost of $108.5 million and an average price of $223.73 per common share in the second quarter of 2024. Repurchased an additional 278.6 thousand of common shares at an aggregate cost of $61.2 million from July 1, 2024 through July 22, 2024.
•    Income tax benefit of $20.8 million in the current quarter, primarily driven by a $33.7 million deferred tax benefit resulting from the merger of RenaissanceRe Europe AG and Validus Reinsurance (Switzerland) Ltd completed in the quarter.

Net Negative Impact
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result and (2) redeemable noncontrolling interest, both before consideration of any related income tax benefit (expense).
The Company’s estimates of net negative impact are based on a review of the Company’s potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of the losses from this catastrophe event, driven by the magnitude and recent nature of the event, the relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
Net negative impact on the segment underwriting results and consolidated combined ratio

Three months ended June 30, 2024	Q2 2024 Large Loss Events (1)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(63,049)
Net negative impact on Casualty and Specialty segment underwriting result	—
Net negative impact on underwriting result	$(63,049)
Percentage point impact on consolidated combined ratio	2.5

Net negative impact on the consolidated financial statements

Three months ended June 30, 2024	Q2 2024 Large Loss Events (1)
(in thousands)
Net claims and claims expenses incurred	$(79,058)
Assumed reinstatement premiums earned	12,393
Ceded reinstatement premiums earned	(155)
Earned (lost) profit commissions	3,771
Net negative impact on underwriting result	(63,049)
Redeemable noncontrolling interest	12,111
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(50,938)

(1)“Q2 2024 Large Loss Events” includes: a series of severe convective storms that impacted the southern and Midwest United States; the Hualien earthquake which impacted Taiwan in April 2024; and certain aggregate loss contracts triggered during 2024.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share,” “tangible book value per common share plus accumulated dividends,” “adjusted combined ratio,” “property adjusted combined ratio” and “casualty and specialty adjusted combined ratio.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Thursday, July 25, 2024 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Canada, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, and the Validus Acquisition and its impact on the Company’s business, among other things. These statements are subject to numerous factors that could cause actual results to differ materially from those addressed by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the Company’s reliance on a small number of brokers; the highly competitive nature of the Company’s industry; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; difficulties in integrating Validus; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s exposure to risks associated with its management of capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws and regulations; the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts between Russia and Ukraine, and Israel and Hamas; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in prevailing interest rates; the impact of cybersecurity risks, including technology breaches or failure; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of new or possible future tax reform legislation and regulations in the jurisdictions in which the Company operates, including recent changes in Bermuda tax law; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in the Company’s joint ventures and managed fund partners; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on capital distributions from its subsidiaries; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Senior Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Nicholas Capuano (917) 842-7859

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues
Gross premiums written	$3,425,495	$2,651,621	$7,416,179	$5,441,882
Net premiums written	$2,838,511	$2,195,803	$6,038,084	$4,459,506
Decrease (increase) in unearned premiums	(297,196)	(410,541)	(1,052,859)	(993,694)
Net premiums earned	2,541,315	1,785,262	4,985,225	3,465,812
Net investment income	410,845	292,662	801,620	547,040
Net foreign exchange gains (losses)	(8,815)	(13,488)	(44,498)	(27,991)
Equity in earnings (losses) of other ventures	12,590	7,700	26,717	17,230
Other income (loss)	169	3,876	119	(430)
Net realized and unrealized gains (losses) on investments	(127,584)	(222,781)	(341,238)	56,670
Total revenues	2,828,520	1,853,231	5,427,945	4,058,331
Expenses
Net claims and claim expenses incurred	1,309,502	931,211	2,475,625	1,732,411
Acquisition expenses	644,438	422,545	1,275,359	854,802
Operational expenses	108,039	80,491	214,223	157,965
Corporate expenses	35,159	23,371	74,411	36,214
Interest expense	23,609	14,895	46,713	27,029
Total expenses	2,120,747	1,472,513	4,086,331	2,808,421
Income (loss) before taxes	707,773	380,718	1,341,614	1,249,910
Income tax benefit (expense)	20,848	(5,942)	5,476	(34,844)
Net income (loss)	728,621	374,776	1,347,090	1,215,066
Net (income) loss attributable to redeemable noncontrolling interests	(224,731)	(174,907)	(469,558)	(442,291)
Net income (loss) attributable to RenaissanceRe	503,890	199,869	877,532	772,775
Dividends on preference shares	(8,844)	(8,844)	(17,688)	(17,688)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$495,046	$191,025	$859,844	$755,087

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$9.44	$4.10	$16.39	$16.75
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$9.41	$4.09	$16.35	$16.71
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$12.41	$8.88	$24.59	$17.16

Average shares outstanding - basic	51,680	45,898	51,679	44,387
Average shares outstanding - diluted	51,814	45,990	51,821	44,498

Net claims and claim expense ratio	51.5%	52.2%	49.7%	50.0%
Underwriting expense ratio	29.6%	28.1%	29.8%	29.2%
Combined ratio	81.1%	80.3%	79.5%	79.2%

Return on average common equity - annualized	21.4%	13.5%	19.0%	28.9%
Operating return on average common equity - annualized (1)	28.2%	29.1%	28.4%	29.7%
(1)See Comments on Non-GAAP Financial Measures for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2024	December 31, 2023
Assets
Fixed maturity investments trading, at fair value	$22,092,071	$20,877,108
Short term investments, at fair value	4,361,052	4,604,079
Equity investments, at fair value	114,405	106,766
Other investments, at fair value	3,809,421	3,515,566
Investments in other ventures, under equity method	151,608	112,624
Total investments	30,528,557	29,216,143
Cash and cash equivalents	1,627,147	1,877,518
Premiums receivable	8,792,401	7,280,682
Prepaid reinsurance premiums	1,433,967	924,777
Reinsurance recoverable	4,854,735	5,344,286
Accrued investment income	225,671	205,713
Deferred acquisition costs and value of business acquired	1,815,617	1,751,437
Deferred tax asset	703,097	685,040
Receivable for investments sold	558,917	622,197
Other assets	290,018	323,960
Goodwill and other intangible assets	737,462	775,352
Total assets	$51,567,589	$49,007,105
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$20,740,928	$20,486,869
Unearned premiums	7,696,980	6,136,135
Debt	1,960,167	1,958,655
Reinsurance balances payable	3,387,484	3,186,174
Payable for investments purchased	778,369	661,611
Other liabilities	489,458	1,021,872
Total liabilities	35,053,386	33,451,316
Redeemable noncontrolling interests	6,335,308	6,100,831
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	52,421	52,694
Additional paid-in capital	2,048,921	2,144,459
Accumulated other comprehensive income (loss)	(13,409)	(14,211)
Retained earnings	7,340,962	6,522,016
Total shareholders’ equity attributable to RenaissanceRe	10,178,895	9,454,958
Total liabilities, noncontrolling interests and shareholders’ equity	$51,567,589	$49,007,105

Book value per common share	$179.87	$165.20

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended June 30, 2024
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,753,098	$1,672,397	$—	$3,425,495
Net premiums written	$1,358,660	$1,479,851	$—	$2,838,511
Net premiums earned	$980,834	$1,560,481	$—	$2,541,315
Net claims and claim expenses incurred	273,354	1,036,148	—	1,309,502
Acquisition expenses	188,345	456,093	—	644,438
Operational expenses	67,425	40,614	—	108,039
Underwriting income (loss)	$451,710	$27,626	$—	479,336
Net investment income			410,845	410,845
Net foreign exchange gains (losses)			(8,815)	(8,815)
Equity in earnings of other ventures			12,590	12,590
Other income (loss)			169	169
Net realized and unrealized gains (losses) on investments			(127,584)	(127,584)
Corporate expenses			(35,159)	(35,159)
Interest expense			(23,609)	(23,609)
Income (loss) before taxes and redeemable noncontrolling interests				707,773
Income tax benefit (expense)			20,848	20,848
Net (income) loss attributable to redeemable noncontrolling interests			(224,731)	(224,731)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$495,046

Net claims and claim expenses incurred – current accident year	$357,745	$1,060,028	$—	$1,417,773
Net claims and claim expenses incurred – prior accident years	(84,391)	(23,880)	—	(108,271)
Net claims and claim expenses incurred – total	$273,354	$1,036,148	$—	$1,309,502

Net claims and claim expense ratio – current accident year	36.5%	67.9%		55.8%
Net claims and claim expense ratio – prior accident years	(8.6)%	(1.5)%		(4.3)%
Net claims and claim expense ratio – calendar year	27.9%	66.4%		51.5%
Underwriting expense ratio	26.0%	31.8%		29.6%
Combined ratio	53.9%	98.2%		81.1%

	Three months ended June 30, 2023
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,402,606	$1,249,015	$—	$2,651,621
Net premiums written	$1,144,655	$1,051,148	$—	$2,195,803
Net premiums earned	$758,686	$1,026,576	$—	$1,785,262
Net claims and claim expenses incurred	281,993	649,218	—	931,211
Acquisition expenses	140,606	281,939	—	422,545
Operational expenses	55,077	25,414	—	80,491
Underwriting income (loss)	$281,010	$70,005	$—	351,015
Net investment income			292,662	292,662
Net foreign exchange gains (losses)			(13,488)	(13,488)
Equity in earnings of other ventures			7,700	7,700
Other income (loss)			3,876	3,876
Net realized and unrealized gains (losses) on investments			(222,781)	(222,781)
Corporate expenses			(23,371)	(23,371)
Interest expense			(14,895)	(14,895)
Income (loss) before taxes and redeemable noncontrolling interests				380,718
Income tax benefit (expense)			(5,942)	(5,942)
Net (income) loss attributable to redeemable noncontrolling interests			(174,907)	(174,907)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$191,025

Net claims and claim expenses incurred – current accident year	$313,632	$649,677	$—	$963,309
Net claims and claim expenses incurred – prior accident years	(31,639)	(459)	—	(32,098)
Net claims and claim expenses incurred – total	$281,993	$649,218	$—	$931,211

Net claims and claim expense ratio – current accident year	41.3%	63.3%		54.0%
Net claims and claim expense ratio – prior accident years	(4.1)%	(0.1)%		(1.8)%
Net claims and claim expense ratio – calendar year	37.2%	63.2%		52.2%
Underwriting expense ratio	25.8%	30.0%		28.1%
Combined ratio	63.0%	93.2%		80.3%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Six months ended June 30, 2024
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,642,979	$3,773,200	$—	$7,416,179
Net premiums written	$2,756,278	$3,281,806	$—	$6,038,084
Net premiums earned	$1,916,917	$3,068,308	$—	$4,985,225
Net claims and claim expenses incurred	427,603	2,048,022	—	2,475,625
Acquisition expenses	374,127	901,232	—	1,275,359
Operational expenses	129,049	85,174	—	214,223
Underwriting income (loss)	$986,138	$33,880	$—	1,020,018
Net investment income			801,620	801,620
Net foreign exchange gains (losses)			(44,498)	(44,498)
Equity in earnings of other ventures			26,717	26,717
Other income (loss)			119	119
Net realized and unrealized gains (losses) on investments			(341,238)	(341,238)
Corporate expenses			(74,411)	(74,411)
Interest expense			(46,713)	(46,713)
Income (loss) before taxes and redeemable noncontrolling interests				1,341,614
Income tax benefit (expense)			5,476	5,476
Net (income) loss attributable to redeemable noncontrolling interests			(469,558)	(469,558)
Dividends on preference shares			(17,688)	(17,688)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$859,844

Net claims and claim expenses incurred – current accident year	$606,661	$2,074,316	$—	$2,680,977
Net claims and claim expenses incurred – prior accident years	(179,058)	(26,294)	—	(205,352)
Net claims and claim expenses incurred – total	$427,603	$2,048,022	$—	$2,475,625

Net claims and claim expense ratio – current accident year	31.6%	67.6%		53.8%
Net claims and claim expense ratio – prior accident years	(9.3)%	(0.9)%		(4.1)%
Net claims and claim expense ratio – calendar year	22.3%	66.7%		49.7%
Underwriting expense ratio	26.3%	32.2%		29.8%
Combined ratio	48.6%	98.9%		79.5%

	Six months ended June 30, 2023
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,706,805	$2,735,077	$—	$5,441,882
Net premiums written	$2,164,484	$2,295,022	$—	$4,459,506
Net premiums earned	$1,446,106	$2,019,706	$—	$3,465,812
Net claims and claim expenses incurred	469,602	1,262,809	—	1,732,411
Acquisition expenses	285,925	568,877	—	854,802
Operational expenses	110,890	47,075	—	157,965
Underwriting income (loss)	$579,689	$140,945	$—	720,634
Net investment income			547,040	547,040
Net foreign exchange gains (losses)			(27,991)	(27,991)
Equity in earnings of other ventures			17,230	17,230
Other income (loss)			(430)	(430)
Net realized and unrealized gains (losses) on investments			56,670	56,670
Corporate expenses			(36,214)	(36,214)
Interest expense			(27,029)	(27,029)
Income (loss) before taxes and redeemable noncontrolling interests				1,249,910
Income tax benefit (expense)			(34,844)	(34,844)
Net (income) loss attributable to redeemable noncontrolling interests			(442,291)	(442,291)
Dividends on preference shares			(17,688)	(17,688)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$755,087

Net claims and claim expenses incurred – current accident year	$582,934	$1,286,327	$—	$1,869,261
Net claims and claim expenses incurred – prior accident years	(113,332)	(23,518)	—	(136,850)
Net claims and claim expenses incurred – total	$469,602	$1,262,809	$—	$1,732,411

Net claims and claim expense ratio – current accident year	40.3%	63.7%		53.9%
Net claims and claim expense ratio – prior accident years	(7.8)%	(1.2)%		(3.9)%
Net claims and claim expense ratio – calendar year	32.5%	62.5%		50.0%
Underwriting expense ratio	27.4%	30.5%		29.2%
Combined ratio	59.9%	93.0%		79.2%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Property Segment
Catastrophe	$1,264,589	$1,001,839	$2,605,726	$1,930,434
Other property	488,509	400,767	1,037,253	776,371
Property segment gross premiums written	$1,753,098	$1,402,606	$3,642,979	$2,706,805

Casualty and Specialty Segment
General casualty (1)	$631,343	$375,945	$1,219,909	$843,837
Professional liability (2)	214,105	308,284	584,586	690,537
Credit (3)	206,346	191,985	551,478	423,661
Other specialty (4)	620,603	372,801	1,417,227	777,042
Casualty and Specialty segment gross premiums written	$1,672,397	$1,249,015	$3,773,200	$2,735,077

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, professional indemnity and transactional liability.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, construction, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other lines of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Fixed maturity investments trading	$273,900	$169,739	$531,189	$325,239
Short term investments	48,386	50,231	95,177	83,181
Equity investments	589	2,766	1,149	6,165
Other investments
Catastrophe bonds	58,436	49,522	116,685	88,353
Other	20,663	20,820	38,588	45,391
Cash and cash equivalents	15,399	4,585	30,121	8,849
	417,373	297,663	812,909	557,178
Investment expenses	(6,528)	(5,001)	(11,289)	(10,138)
Net investment income	$410,845	$292,662	$801,620	$547,040

Net investment income return - annualized	5.7%	5.3%	5.7%	5.1%

Net realized gains (losses) on fixed maturity investments trading	$(65,813)	$(74,212)	$(56,017)	$(178,977)
Net unrealized gains (losses) on fixed maturity investments trading	(24,848)	(139,793)	(236,844)	172,233
Net realized and unrealized gains (losses) on fixed maturity investments trading	(90,661)	(214,005)	(292,861)	(6,744)
Net realized and unrealized gains (losses) on investment-related derivatives	10,374	(65,051)	(47,432)	(52,889)
Net realized gains (losses) on equity investments	15	(18,755)	15	(27,493)
Net unrealized gains (losses) on equity investments	(5,507)	20,627	7,590	59,778
Net realized and unrealized gains (losses) on equity investments	(5,492)	1,872	7,605	32,285
Net realized and unrealized gains (losses) on other investments - catastrophe bonds	(34,107)	38,186	(15,200)	62,312
Net realized and unrealized gains (losses) on other investments - other	(7,698)	16,217	6,650	21,706
Net realized and unrealized gains (losses) on investments	(127,584)	(222,781)	(341,238)	56,670
Total investment result	$283,261	$69,881	$460,382	$603,710

Total investment return - annualized	4.1%	1.6%	3.2%	5.5%

Comments on Non-GAAP Financial Measures
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized

The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) corporate expenses associated with acquisitions and dispositions, (4) acquisition related purchase accounting adjustments, (5) the Bermuda net deferred tax asset, (6) the income tax expense or benefit associated with these adjustments, and (7) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.”
The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized” are useful to management and investors because they provide for better comparability and more accurately measure the Company’s results of operations and remove variability.
The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

	Three months ended		Six months ended
(in thousands of United States Dollars, except per share amounts and percentages)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$495,046	$191,025	$859,844	$755,087
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	93,477	260,967	326,038	5,642
Net foreign exchange losses (gains)	8,815	13,488	44,498	27,991
Corporate expenses associated with acquisitions and dispositions	17,300	11,341	37,566	11,341
Acquisition related purchase accounting adjustments (1)	62,803	4,018	123,363	8,038
Bermuda net deferred tax asset (2)	—	—	(7,890)	—
Income tax expense (benefit) (3)	(6,188)	(10,235)	(18,960)	1,087
Net income (loss) attributable to redeemable noncontrolling interests (4)	(20,407)	(59,151)	(77,234)	(33,705)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$650,846	$411,453	$1,287,225	$775,481

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$9.41	$4.09	$16.35	$16.71
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	1.80	5.67	6.29	0.13
Net foreign exchange losses (gains)	0.17	0.29	0.86	0.63
Corporate expenses associated with acquisitions and dispositions	0.33	0.25	0.72	0.25
Acquisition related purchase accounting adjustments (1)	1.21	0.09	2.38	0.18
Bermuda net deferred tax asset (2)	—	—	(0.15)	—
Income tax expense (benefit) (3)	(0.12)	(0.22)	(0.37)	0.02
Net income (loss) attributable to redeemable noncontrolling interests (4)	(0.39)	(1.29)	(1.49)	(0.76)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$12.41	$8.88	$24.59	$17.16

Return on average common equity - annualized	21.4%	13.5%	19.0%	28.9%
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	4.1%	18.4%	7.2%	0.3%
Net foreign exchange losses (gains)	0.4%	1.0%	1.0%	1.1%
Corporate expenses associated with acquisitions and dispositions	0.8%	0.8%	0.8%	0.4%
Acquisition related purchase accounting adjustments (1)	2.7%	0.3%	2.7%	0.3%
Bermuda net deferred tax asset (2)	—%	—%	(0.2)%	—%
Income tax expense (benefit) (3)	(0.3)%	(0.7)%	(0.4)%	—%
Net income (loss) attributable to redeemable noncontrolling interests (4)	(0.9)%	(4.2)%	(1.7)%	(1.3)%
Operating return on average common equity - annualized	28.2%	29.1%	28.4%	29.7%
(1)Represents the purchase accounting adjustments related to the amortization of acquisition related intangible assets, amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserves for claims and claim expenses for the three and six months ended June 30, 2024 for the acquisitions of Validus - $59.0 million and $115.9 million, respectively (2023 - $Nil and $Nil, respectively); and TMR and Platinum - $3.8 million and $7.5 million respectively (2023 - $4.0 million and $8.0 million respectively).
(2)Represents a net deferred tax benefit recorded during the period in connection with the enactment of the 15% Bermuda corporate income tax on December 27, 2023.
(3)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(4)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) acquisition related purchase accounting adjustments, and (3) other goodwill and intangible assets. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) acquisition related purchase accounting adjustments, and (3) other goodwill and intangible assets, plus accumulated dividends.
The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets and acquisition related purchase accounting adjustments. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

	June 30, 2024	June 30, 2023
Book value per common share	$179.87	$129.98
Adjustment for:
Acquisition related goodwill and other intangible assets (1)	(14.07)	(4.60)
Other goodwill and intangible assets (2)	(0.34)	(0.35)
Acquisition related purchase accounting adjustments (3)	(6.24)	(1.31)
Tangible book value per common share	159.22	123.72
Adjustment for accumulated dividends	27.30	25.76
Tangible book value per common share plus accumulated dividends	$186.52	$149.48

Quarterly change in book value per common share	5.2%	11.6%
Quarterly change in book value per common share plus change in accumulated dividends	5.5%	12.0%
Quarterly change in tangible book value per common share plus change in accumulated dividends	7.1%	13.8%
(1)Represents the acquired goodwill and other intangible assets at June 30, 2024 for the acquisitions of Validus $507.2 million (June 30, 2023 - $Nil), TMR $26.6 million (June 30, 2023 - $27.7 million) and Platinum $203.6 million (June 30, 2023 - $207.5 million).
(2)At June 30, 2024, the adjustment for other goodwill and intangible assets included $17.9 million (June 30, 2023 - $18.3 million) of goodwill and other intangibles included in investments in other ventures, under equity method. Previously reported “adjustment for goodwill and other intangibles” has been bifurcated into “acquisition related goodwill and other intangible assets” and “other goodwill and intangible assets.”
(3)Represents the purchase accounting adjustments related to the unamortized VOBA and acquisition costs, and the fair value adjustments to reserves at June 30, 2024 for the acquisitions of Validus $270.7 million (June 30, 2023 - $Nil), TMR $57.0 million (June 30, 2023 - $67.8 million) and Platinum $(0.7) million (June 30, 2023 - $(0.9) million).

Adjusted Combined Ratio
The Company has included in this Press Release “adjusted combined ratio” for the company, its segments and certain classes of business. “Adjusted combined ratio” is defined as the combined ratio adjusted for the impact of acquisition related purchase accounting, which includes the amortization of acquisition related intangible assets, purchase accounting adjustments related to the amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum. The combined ratio is calculated as the sum of (1) net claims and claim expenses incurred, (2) acquisition expenses, and (3) operational expenses; divided by net premiums earned. The acquisition related purchase accounting adjustments impact net claims and claim expenses incurred and acquisition expenses. The Company’s management believes “adjusted combined ratio” is useful to management and investors because it provides for better comparability and more accurately measures the Company’s underlying underwriting performance. The following table is a reconciliation of combined ratio to “adjusted combined ratio.”

	Three months ended June 30, 2024
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	28.1%	91.2%	53.9%	98.2%	81.1%
Adjustment for acquisition related purchase accounting adjustments (1)	(3.2)%	(0.9)%	(2.2)%	(2.6)%	(2.5)%
Adjusted combined ratio	24.9%	90.3%	51.7%	95.6%	78.6%

	Three months ended June 30, 2023
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	50.2%	79.1%	63.0%	93.2%	80.3%
Adjustment for acquisition related purchase accounting adjustments (1)	(0.2)%	(0.2)%	(0.2)%	(0.3)%	(0.2)%
Adjusted combined ratio	50.0%	78.9%	62.8%	92.9%	80.1%

	Six months ended June 30, 2024
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	24.1%	83.4%	48.6%	98.9%	79.5%
Adjustment for acquisition related purchase accounting adjustments (1)	(3.4)%	(0.9)%	(2.4)%	(2.6)%	(2.4)%
Adjusted combined ratio	20.7%	82.5%	46.2%	96.3%	77.1%

	Six months ended June 30, 2023
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	37.1%	86.4%	59.9%	93.0%	79.2%
Adjustment for acquisition related purchase accounting adjustments (1)	(0.3)%	(0.2)%	(0.2)%	(0.2)%	(0.3)%
Adjusted combined ratio	36.8%	86.2%	59.7%	92.8%	78.9%
(1)Adjustment for acquisition related purchase accounting includes the amortization of the acquisition related intangible assets and purchase accounting adjustments related to the net amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum.